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                                   L E A S E



                                     Between

                      EAST BRUNSWICK WOODS ASSOCIATES, L.P.

                                                           Landlord

                                      -and-

                                 ENAMELON, INC.

                                                           Tenant


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ARTICLE NO.  DESCRIPTION                                                PAGE NO.
- -----------  -----------                                                --------

      I      Demise                                                           3
     II      Term                                                             3
    III      Rent                                                             4
     IV      Use and Occupancy                                                4
      V      Alterations or Improvements by Tenants                           5
     VI      Maintenance                                                      6
    VII      Compliance with Laws, Indemnity and Insurance                    6
   VIII      Hazardous Materials                                              7
     IX      Subordination and Estoppel                                       8
      X      Destruction - Fire or Other Casualty                             8
     XI      Mutual Waiver of Subrogation                                     9
    XII      Condemnation and Other Proceedings                              10
   XIII      Assignment and Subletting                                       11
    XIV      Surrender                                                       12
     XV      Holding Over                                                    12
    XVI      Landlord's Right of Entry                                       12
   XVII      Default                                                         13
  XVIII      Landlord's Rights Upon Tenant's Default                         14
    XIX      Landlord's Remedies Cumulative: Expenses                        16
     XX      No Waiver                                                       16
    XXI      Landlord's Reserved Rights                                      17
   XXII      Landlord's Liability                                            17
  XXIII      Tenant's Liability                                              17
   XXIV      Tenant's Insurance                                              18
    XXV      Mechanic's Liens                                                19
   XXVI      Quiet Enjoyment                                                 19
  XXVII      Air and Light                                                   19
 XXVIII      Landlord's Services                                             19
             (Additional Rent) Intentionally Omitted
   XXIX      Personal Property Taxes                                         21
    XXX      Security Deposit                                                21
   XXXI      Use of Security Deposit Intentionally Omitted                   21
  XXXII      Definition of Landlord                                          22
 XXXIII      Notices                                                         22
  XXXIV      Signs                                                           23
   XXXV      Notice of Defects and Accidents                                 23
  XXXVI      Rules and Regulations                                           23
 XXXVII      Directory                                                       23
XXXVIII      Miscellaneous                                                   24
  XXXIX      Definitions                                                     27
   XXXX      Americans with Disabilities Act                                 28
             Corporate Tenant Acknowledgement                                29
             Partnership Tenant Acknowledgement                              29

             Exhibit A - Floor Plan
             Exhibit B - Cleaning Schedule

                                        2


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LEASE, dated as of the day of November, 1995 between East Brunswick Woods
Associates Limited Partnership having its principal office at 330 Garfield Street, Santa Fe, New Mexico 87501 (hereinafter referred to as "Landlord") and Enamelon, Inc. having its principal office at 15 Kimball Avenue, Yonkers, New York 10704 (hereinafter referred to as "Tenant").

                              W I T N E S S E T H:

LANDLORD AND TENANT HEREBY COVENANT AND AGREE AS FOLLOWS:

                                    ARTICLE I

                                     Demise

1.1 Landlord hereby leases to Tenant and Tenant hereby hires from Landlord approximately One Thousand Three Hundred and twenty-one (1,321) Sq. Ft. as shown on the floor plan which has been initialled by the parties and annexed hereto and made a part hereof and marked by the cross hatching in Exhibit A, in the building known as THE WOODS OF EAST BRUNSWICK, 758 ROUTE 18, EAST BRUNSWICK, NEW JERSEY at the annual rental rate set forth in Article III and upon and subject to all of the terms, covenants and conditions contained in this Lease. The premises shall be deemed to and hereby are agreed to have a Rentable Area (as defined in Article 39.3 herein) as above of approximately 1,321 sq.ft. of floor area constituting a portion of the ground floor of the building subject however to and reserving unto Landlord, its successors and assigns, its agents, employees and invitees, the use in common with Tenant of common areas and facilities located upon said first floor which common areas and facilities include but are not limited to corridors and rest rooms. The premises leased to Tenant, together with all appurtenances, fixtures, improvements, additions and other property attached thereto or installed therein at the commencement of, or at any time during, the term of this Lease, other than Tenant's personal property are referred to collectively as the "Premises."

                                   ARTICLE II

                                      Term

2.1 The Premises are leased for a term to commence at 12:01 A.M. on January 1, 1996 (Commencement Date) and to end at 11:59 P.M. on December 31, 1998 (Termination Date) unless the term shall sooner terminate pursuant to any of the terms, covenants or conditions of this Lease or pursuant to law.

2.2 When Tenant takes possession of the Premises, Tenant shall be deemed to have accepted the Premises as being in satisfactory condition as of the date of such possession.

                                        3


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                                   ARTICLE III

                                      Rent

3.1 The Tenant covenants and agrees to pay to the Landlord as rent for and during the term hereof the sums pursuant to the following schedule:

            Lease Year                                          Annual Rent
            ----------                                          -----------

January 1, 1996 through December 31, 1996                       $18,824.00
January 1, 1997 through December 31, 1997                       $19,320.00
January 1, 1998 through December 31, 1998                       $20,311.00


3.2 The Basic Rent and Additional Rent payable pursuant to the provisions of this Lease shall be payable by Tenant to Landlord at its office (or at such other place as Landlord may designate in a notice to Tenant) in lawful money of the United States without prior demand thereof and without any offset or deduction whatsoever except as otherwise specifically provided in this Lease for the convenience of the Landlord. The Basic Rent shall be payable in equal monthly installments pursuant to the following schedule, in advance, on the first (1st) day of each month during the term:

            Lease Year                                         Monthly Rent
            ----------                                         ------------

January 1, 1996 through December 31, 1996                       $1,568.66
January 1, 1997 through December 31, 1997                       $1,610.00
January 1, 1998 through December 31, 1998                       $1,692.58


3.3 Tenant covenants to pay the Basic Rent and any Additional Rent payable pursuant to the provisions of this Lease and to observe and perform and to permit no violation of the terms, covenants and conditions of this Lease on Tenant's part.


3.4 Notwithstanding anything contained herein to the contrary, simultaneous with the execution of this lease, Tenant shall pay to Landlord the first month's rent due hereunder.


                                   ARTICLE IV

                                Use and Occupancy

4.1 Tenant shall use or occupy the Premises only for executive offices, and for non-hazardous, non-toxic toothpaste and toothpaste related research laboratory.

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4.2 Tenant shall not use or occupy, or permit the use or occupancy of the
Premises or any part thereof for any purpose other than the purpose specifically set forth herein. Any violations of this Article shall be deemed a material breach of this Agreement.

                                    ARTICLE V

                      Alterations of Improvements by Tenant

5.1 Tenant shall make no changes in or to the Premises of any nature without Landlord's prior written consent. Subject to the prior written consent of Landlord (which consent shall not unreasonably be withheld or delayed), Tenant, at Tenant's sole expense, may hire contractors approved by Landlord (which approval may not unreasonably be withheld or delayed) to make alterations, installations, additions or improvements in or to the Premises (collectively, "Alterations") which are non-structural and which do not materially affect utility services, plumbing or electrical lines in or to the Premises or the Building. All alterations shall, upon installation, become the property of Landlord and shall remain upon and be surrendered with the Premises unless Tenant by notice to Landlord no later than thirty (30) days prior to the Termination Date requests Landlord's consent to remove same and Landlord so consents (which consent shall not unreasonably be withheld or delayed). If Landlord so consents the same shall be removed from the Premises by Tenant prior to the Termination Date at Tenant's sole expense. Nothing in this Article V shall be construed to give Landlord title to or to prevent Tenant's removal of trade fixtures, moveable office furniture and equipment but upon removal of any such item from the Premises or upon removal of any other installation as may be permitted by Landlord, Tenant shall promptly and at its expense, repair and restore the Premises to the condition existing prior to such Alteration, reasonable wear and tear excepted. Tenant shall repair any damage to the Premises, the building, or the real property on which the building is located (hereinafter referred to as the "Real Property") incurred during such removal. All property permitted or required to be removed by Tenant at the end of the Term remaining on the Premises on the thirtieth day after the Termination Date shall be deemed abandoned and may, at the election of Landlord, either be retained as Landlord's property or may be removed from the Premises by Landlord at Tenant's reasonable expense.

5.2 Prior to the commencement of any Alteration, Tenant shall at its sole expense, obtain all required permits, approvals and certificates required by all Governmental Authorities as determined by Landlord and upon completion of the Alteration and Tenant shall promptly deliver to Landlord certificates of final


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approval thereof. Tenant shall carry and will cause Tenant's contractors and subcontractors to carry such worker's compensation, general liability, personal and property damage insurance as required by law and in amounts no less than the amounts set forth in Article XXIV hereof.

                                   ARTICLE VI

                                   Maintenance

6.1 Tenant shall take good care of the Premises throughout the term and preserve the same in the condition delivered to Tenant on the Commencement Date, normal wear and tear excepted. Tenant further agrees not to injure, overload, deface or commit waste of the Premises. Tenant shall be responsible for all injury or damage of any kind or character to the Real Property, including the windows, floors, walls, ceilings, lights, electrical equipment and HVAC equipment, caused by Tenant or by anyone using or occupying the Premises by, through or under the Tenant. Landlord shall repair the same and Tenant shall pay the reasonable costs incurred thereof to Landlord promptly upon demand. This shall be deemed to be additional rent.

6.2 Landlord shall be responsible for all Structural Repairs and shall maintain, and replace all plumbing, heating, air conditioning, electrical and mechanical fixtures supplied by Landlord (exclusive of (a) starters, ballasts, incandescent and fluorescent lamps and (b) electrical and mechanical fixtures installed by Tenant) which shall be standard for the Building, when required, and maintain and make repairs to the parking area and the exterior of the building, except those repairs or replacements arising from the negligence of the Tenant, its agents, servants, employees, licensees, or invitees, which shall be the sole responsibility of Tenant. Landlord shall promptly remove all snow and ice at Landlord's sole expense.

                                   ARTICLE VII

                  Compliance with Laws, Indemnity and Insurance

7.I Tenant shall not do, or permit anything to be done in or to the Premises, or bring or keep anything therein which will, in any way, increase the cost of fire or public liability insurance on the Real Property, or invalidate or conflict with the fire insurance or public liability insurance policies covering the Real Property, any Building, fixtures or any personal property kept therein, obstruct or interfere with the rights of Landlord or other tenants, or in any other way injure or annoy Landlord or other tenants, or subject Landlord to any liability for injury to persons or damage to property, or interfere with the good order of


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the Building, or conflict with the present or future laws, rules or regulations of any governmental Authority. Tenant hereby indemnifies and shall hold Landlord harmless of and from all liability for injury to persons or damage occurring on the Premises or in the Building whether occasioned by any act or omission of Tenant, or Tenant's agents, servants, employees, invitees, or licensees. Tenant agrees that any increase in fire and casualty insurance premiums on the Building or contents caused by the occupancy of Tenant and any expense or cost incurred in consequence of negligence, carelessness or willful action of Tenant, Tenant's agents, servants, employees, invitees, or licensees, shall be reimbursed to Landlord within ten (10) days of demand thereof and shall be considered additional rental.

                                  ARTICLE VIII

                               Hazardous Materials

8.1 Tenant shall not, without Landlord's prior written consent, use, generate, release, spill, store, deposit, transport or dispose of (collectively "Release") any hazardous substances, sewage, petroleum products, hazardous materials, toxic substances or any pollutants, contaminants or substances, defined as hazardous or toxic under any applicable federal, state and local laws and regulations ("Hazardous Substances") or create the emission of noxious odors in, on or about the Premises. In the event, and only in the event, Landlord approves such Release of Hazardous Substances or noxious odors on the Premises, Tenant agrees that such Release shall occur safely and in compliance with all applicable federal, state and local laws and regulations. Tenant shall indemnify, hold harmless and defend Landlord, its officers, directors, employees and agents from any and all claims, liabilities, losses, damages, cleanup costs and expenses (including reasonable attorney's fees) arising directly or indirectly out of or attributable to failure of Tenant, its agents, servants, employees or invitees to comply with this Article. The provisions of this Article shall survive the expiration or termination of the Lease for any reason. The Tenant is not liable to the Landlord for Releases which occurred prior to the date of occupancy by the Tenant. Notwithstanding anything contained herein to the contrary, should Landlord determine, in its sole reasonable opinion, that Tenant's conduct is violative of this paragraph or in any way causing harm to the building or its inhabitants, Landlord may terminate this lease upon 30 days' written notice to Tenant. However said termination of lease shall not be Landlord's sole remedy and shall not limit any other damages to which Landlord may be entitled under the circumstances.


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                                   ARTICLE IX

                           Subordination and Estoppel

9.1 Tenant agrees that this Lease is subject and subordinate to all ground or underlying leases and to the lien of any mortgages or deeds of trust now on or which at any time in the future that may be made a lien upon the Real Property, and to all advances made or hereafter to be made upon the security thereof. This subordination provision shall be self-operative and no further instrument of subordination shall be required. Tenant agrees to execute and deliver within ten days, upon request, such further instrument or instruments confirming this subordination as shall be desired by Landlord or by any mortgagee or proposed mortgagee of the Real Property; and Tenant hereby constitutes and appoints Landlord as Tenant's attorney-in-fact to execute any such instrument or instruments. Tenant further agrees that at the option of the holder of any mortgage or of the trustee under any deed of trust securing the Real Property, this Lease may be made superior to said mortgage or deed of trust by the insertion therein of a declaration that this Lease is superior.

9.2 Tenant agrees at any time and from time to time upon not less than ten (10) days' prior written request by Landlord, to execute, acknowledge and deliver to Landlord a statement in writing certifying that this Lease is unmodified and in full force and effect (or, if there have been modifications, that the same are in full force and effect as modified and stating the modifications), that there are no offsets, defenses, defaults or counterclaims under this Lease or against the Landlord (or if there are any then specifying the same), the dates to which the Basic Rent and Additional Rent have been paid in advance, if any, it being intended that any such statement delivered pursuant to this paragraph 9.2 may be relied upon by a prospective purchaser of Landlord's interest or mortgagee of Landlord's interest or assignee of any mortgage upon Landlord's interest in the Real Property.

                                    ARTICLE X

                      Destruction - Fire or Other Casualty

10.1 (a) If Landlord's building is totally damaged or is rendered wholly untenable by fire or other cause, and cannot reasonable be repaired by Landlord within sixty (60) days, or if the Building shall be so damaged that Landlord cannot reasonably restore the same but must demolish it or rebuild it, which Landlord may in its sole discretion determine, then either party may, within thirty (30) days after such casualty, give to the other party a notice in writing of intention to terminate this Lease, and thereupon the term of this


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Lease shall expire by lapse of time upon the thirtieth (30th) day after such notice is given, and Tenant shall vacate the demised Premises and surrender the same to Landlord. Upon termination of this Lease under this Paragraph X(a), Tenant's liability for rent shall cease as of the day following the casualty or when Tenant ceases to do business in the demised Premises, whichever date is earlier. In the event this Lease is not terminated under the provisions of this Paragraph X(a), Landlord shall repair and rebuild the Demised Premises with reasonable diligence.

            (b) If the Demised Premises shall be totally or partially damaged by fire or other casualty and the parties do not terminate this lease pursuant to paragraph (a) above, the damages to the Landlord's Building and to the Demised Premises shall, to the extent that they were originally constructed and furnished by the Landlord, be promptly repaired by and at Landlord's expense and the damage to all of Tenant's fixtures and other improvements installed by Tenant shall be promptly repaired by and at the expense of Tenant and the rent until such repair shall be made shall be apportioned according to the part of the Demised Premises which is tenantable by Tenant until the Landlord has made the repairs required of Landlord.

            (c) Landlord shall provide and maintain, at its expense, during the term hereof, fire insurance. Anything contained in this Lease to the contrary notwithstanding, in the event the Landlord's Building shall be totally or partially damaged by fire or other casualty, the Landlord shall not be obligated to expend for such repair or restoration an amount in excess of the net proceeds of insurance recovered as a result of such damage.

                                   ARTICLE XI

                          Mutual Waiver of Subrogation

11.1 Landlord hereby waives any and all rights of recovery against Tenant for or arising out of damage to or destruction of the Premises, Building, or the Real Property and any other property of Landlord from causes then insured under standard fire and extended coverage insurance policies or endorsements to the extent that its insurance policies then in effect permit such waiver, and Tenant hereby waives any and all rights of recovery against Landlord for or arising out of damage to or destruction of the Premises or the Real Property and any property of Tenant from causes then insured under standard fire and extended coverage insurance policies to the extent that its insurance policies then in effect permit such waiver. If at any time during the Term any insurance carrier which shall have issued a policy to either of the parties covering the Real Property, the Premises or any of the property of Tenant, shall refuse to consent


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to the Waiver of the right of recovery with respect to any loss payable under such policy, or if such carrier shall consent to such waiver only upon the payment of an additional premium (unless such additional premium is voluntarily paid by one of the parties hereto) or shall cancel a consent previously given, or shall cancel or threaten to cancel any policy previously issued and then in full force and effect, then in any such event, the waiver of this paragraph 10.1 shall thereupon be of no further force and effect as to the loss, damage or destruction covered by such policy except as hereinafter provided. If however, at any time thereafter such consent shall be obtained thereof from any existing or any substitute insurance carrier, the waiver hereinabove provided for shall again become effective.

                                   ARTICLE XII

                       Condemnation and Other Proceedings

12.1 In the event the whole of the Demised Premises shall be acquired or condemned by eminent domain for any public or quasi-public use or purpose, then and in that event, the term of this Lease shall cease and terminate from the date of title vesting in such proceeding or the termination of the Tenant's right to possession, whichever is earlier. In the event any substantial part thereof or of Landlord's Building or of the structure of which Landlord's Building is a part is so acquired or condemned as to render the Demised Premises reasonably untenantable or in the event that a part of Landlord's Building, other than the Demised Premises, shall be so condemned or taken and if, in the opinion of the Landlord, the Building should be restored in such ways to alter the Demised Premises materially, the Landlord may terminate this Lease and the term and the estate hereby granted by notifying the Tenant in writing of such termination and this Lease and the term and estate hereby granted shall expire on the date specified in the notice of termination, not less than thirty (30) days after the giving of such notice, as fully and completely as if such date were the date hereinbefore set forth for the expiration of the term of this Lease, and the rent hereunder shall be apportioned as of said date. Tenant shall have no claim against Landlord for the value of any unexpired term of said Lease, nor a claim to any part of any part of an award in such proceeding and rent shall be adjusted and paid to the date of such termination. Nothing herein contained shall be deemed to affect or be in derogation of any right or rights of Tenant against the condemning authority to claim and recover damages, if any, to or for the taking of its movable fixtures and equipment or expenses or removal or relocation resulting from any such condemnation or acquisition.


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                                  ARTICLE XIII

                           Assignment and Subletting

13.1 Tenant, for itself, its successors and assigns, expressly covenants that it shall not, during the Original Term or during the renewal Term (if any), assign, mortgage or encumber this Lease, nor sublet, or suffer or permit the Demised Premises or any part thereof to be used by others, without the prior written consent of the Landlord in each instance, which consent shall not be unreasonably withheld or delayed. Except as herein provided, if this Lease be assigned, or if the Demised Premises or any part thereof be sublet or occupied by any party other than Tenant, Landlord may, at its option, terminate this Lease, or may, at its option after default by Tenant, collect rent from the assignee, subtenant or occupants of Tenant, and apply the net amount collected to the rent herein reserved, but no such assignment, subletting occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, subtenant or occupant's tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained. In the event Tenant shall at any time desire to have Landlord sublet the Premises for Tenant's account, Landlord or Landlord's agents are authorized to receive keys for such purposes without releasing Tenant from any of the obligations under this Lease. The consent by Landlord to an assignment or subletting shall not in any way be construed to relieve Tenant from obtaining the express consent in writing of Landlord to any further assignment or subletting. Each permitted assignee or transferee shall assume and be deemed to have assumed this Lease and shall be liable for the payment of the rent and additional rent and for the due performance of all of the terms, covenants, conditions and agreements herein contained on Tenant's part to be performed for the term of this Lease. No assignment shall be binding on Landlord unless such assignee or tenant shall deliver to Landlord a duplicate original of the instrument of assignment, in form reasonably satisfactory to Landlord, containing a covenant of assumption by the assignee of all of the obligations aforesaid and shall obtain from Landlord the aforesaid written consent, prior thereto.

            Notwithstanding anything contained herein to the contrary, Tenant shall continue to remain primarily liable to Landlord under all of the terms and conditions of this Lease, even upon assignment of this lease, and assumption by a third party.

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                                   ARTICLE XIV

                                   Surrender

14.1 Upon the termination of the Term or prior expiration of this Lease, Tenant shall peaceably and quietly quit and surrender to the Landlord the Premises, broom clean, in as good condition as they were on the Commencement Date, ordinary wear and tear, repairs and replacements by Landlord, loss by fire, casualty and other causes beyond Tenant's control and alterations, additions and improvements permitted hereunder, excepted. Tenant's obligation to observe or perform this covenant shall survive the Termination Date or prior expiration of the Term. If the Termination Date falls on a Sunday or a legal holiday, this Lease shall expire at 11:59 P.M. on the business day first preceding said date.

                                   ARTICLE XV

                                  Holding Over

15.1 If Tenant holds possession of the Premises beyond the Termination Date or prior expiration of the Term, Tenant shall become a tenant from month-to-month at ONE AND A HALF TIMES the Basic Rent and Additional Rent payable hereunder and upon all other terms and conditions of this Lease, and shall continue to be such month-to-month tenant until such tenancy shall be terminated by Landlord and such possession shall cease. Nothing contained in this Lease shall be construed as a consent by Landlord to the occupancy or possession by Tenant of the Premises beyond the Termination Date or prior expiration of the Term, and Landlord, upon said Termination Date or prior expiration of the Term shall be entitled to the benefit of all legal remedies that now may be in force or may be hereafter enacted relating to the speedy repossession of the Premises and to all damages to which Landlord is entitled.

                                   ARTICLE XVI

                           Landlord's Right of Entry

16.1 Landlord and Landlord's agents and representatives shall have the right to enter into or upon the Premises, or any part thereof, at all reasonable business hours upon reasonable oral notice for the following purposes:

          (1)  examining the Premises;


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          (2)  making such repairs or alteration therein as may be necessary in
               Landlord's sole judgment for the safety and preservation thereof;

          (3) erecting, maintaining, repairing or replacing wires, cables, conduits, vents or plumbing equipment running in, to or through the Premises; or

          (4) showing the Premises to prospective new tenants during the last 90 days of the Term.

16.2 Landlord may enter upon the Premises at any time in case of emergency without prior notice to Tenant. In the event that Landlord enters the Premises in case of an emergency and the Premises are not occupied by the Tenant, Landlord will promptly give the Tenant written detailed notice of such entry (time, reason, etc.)

16.3 Landlord, in exercising any of its rights under this Article XVI shall not be deemed guilty of an eviction, partial eviction or disturbance of Tenant's use or possession of the Premises and shall not be liable to Tenant for the same.

                                  ARTICLE XVII

                                     Default

17.1 Each of the following, whether occurring before or after the Commencement Date, shall be deemed a substantial and material Default by Tenant and a breach of this Lease;

            (a) the filing of a petition by or against Tenant for adjudication as a bankrupt, or for reorganization, or for arrangement under any bankruptcy act or any state or federal insolvency law; if proceeding is not withdrawn or discharged within 90 days.

            (b) the commencement of any action or proceeding for the dissolution or liquidation of Tenant, whether instituted by or against Tenant, or for the appointment of a receiver or trustee of the property of Tenant under any state or federal statute for relief of debtors; if proceeding is not withdrawn or discharged within 90 days.


            (c) the making by Tenant of an assignment for the benefit of creditors; if proceeding is not withdrawn or discharged within 90 days.

            (d) the suspension of business by Tenant other than in the ordinary course of business or any act by Tenant amounting to a business failure;


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            (e) the filing of a tax lien or a mechanics' lien against any property of Tenant, with exception for Tax liens which the Tenant is opposing in the appropriate manner and tribunal;

            (f) Tenant's causing or permitting the Premises to be vacant, or abandonment of the Premises by Tenant for a period in excess of ten (10) days unless Tenant shall give Landlord prior notice of its intention to extend such period but in no event for a period longer than (60) days;


            (g) failure by Tenant to pay Landlord when due the Basic Rent, the Additional Rent herein reserved, or any other sum by the time required by the terms of this Lease;

            (h) a failure by Tenant in the performance of any other material term, covenant, agreement or condition of this lease on the part of Tenant to be performed;


            (i) a material default by Tenant under any other lease or sublease with Landlord, or any default by Tenant under any other work agreement which would have a material effect upon Tenant.

                                  ARTICLE XVIII

                    Landlord's Rights Upon Tenant's Default

18.1 (a) Upon a Default by Tenant or any subtenant or assignee, Landlord, upon failure of Tenant to cure a default in the payment of Basic Rent, Additional Rent or any other sum of money due to Landlord hereunder within ten (10) days after same was due, without notice thereof from Landlord, or to cure or diligently commence to cure any other Default within thirty (30) days after notice thereof from Landlord, (provided same is cured within a reasonable time thereafter and without any delay) may immediately or at any time thereafter, without further notice to Tenant (i) enter upon the Premises as agent for Tenant, by legal entry, without terminating this Lease and do any and all acts as Landlord may reasonable deem necessary, proper or convenient to curing such Default, for the account of and at the expense of Tenant, and Tenant agrees to pay Landlord, promptly upon demand, all damages and/or expenses incurred by Landlord in so doing, or (ii) terminate this Lease and Tenant's right to possession of the Premises and take possession of the Premises and remove Tenant, and occupant and any property therefrom, without being guilty of trespassing and without relinquishing any rights of Landlord against Tenant.

            (b) Landlord shall be entitled to recover reasonable damages from


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Tenant in an amount equal to the amount herein covenanted to be paid as Basic
Rent and Additional Rent, together with: (i) all reasonable expenses of any proceedings (including but not limited to, legal expenses and reasonable attorney's fees) which may reasonably be necessary in order for Landlord to recover possession of the Premises; and (ii) the reasonable expenses of re-renting the Premises, including, but not limited to, any commissions paid to any real estate brokers, advertising expenses and the costs of such alterations, repairs, replacements and decoration or re-decoration as Landlord in its sole judgment considers reasonably advisable and necessary for the purpose of re-renting the Premises. Landlord shall in no event be liable in any way whatsoever for failure to collect rent thereof under such re-renting. Landlord shall be under the obligation to make a reasonable effort to re-rent the Premises which will reduce the Tenant's obligation under the lease.


18.2 No act or thing done by Landlord shall be deemed to be an acceptance of Tenant's surrender of the Premises, unless Landlord should execute a written agreement of surrender with Tenant. Tenant's liability hereunder shall not be terminated by the execution of a new lease of the Premises by Landlord. Tenant agrees to pay to Landlord, promptly upon demand, the amount of damages herein provided after the amount of such damages for any month shall have been ascertained; provided, however, that any expenses reasonably incurred by Landlord shall be deemed to be a part of the damages for the month in which they were incurred. Separate actions may be maintained each month by Landlord against Tenant to recover the damages then due, without waiting until the end of the Term to determine the aggregate amount of such damages or Landlord, at its option, if the Premises have been re-let for a term extending at least as long as the remainder of the Term thereof, may hold the Tenant responsible in advance for the entire deficiency to be realized during the term of the re-letting. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of the eviction of Tenant or tenant being dispossessed for any cause, or in the event of Landlord obtaining possession of the Premises by reason of the violation by Tenant of any of the covenants or conditions of this Lease.

18.3 Landlord shall have the right, as agent for Tenant, to take possession and dispose of any furniture or fixtures of Tenant found upon the Premises and dispose after taking possession of same pursuant to this Article XVIII. Tenant waives any notice of execution or levy in connection therewith.

                                   ARTICLE XIX

                    Landlord's Remedies Cumulative: Expenses

19.1 All rights and remedies of Landlord herein enumerated shall be cumulative, and none shall exclude any other right or remedy allowed by law. For the purposes of any suit brought or based hereon, this Lease shall be construed to be a divisible contract, to the end that successive actions may be maintained on this Lease as successive periodic sums mature hereunder.


19.2 Tenant shall pay, promptly upon demand, all of the Landlord's reasonable costs, charges and expenses, including the reasonable fees of counsel, agents and others retained by Landlord, incurred in enforcing Tenant's obligations hereunder.


                                   ARTICLE XX

                                    No Waiver

20.1 No waiver by Landlord of any breach by Tenant of any of the terms, covenants, agreements, or conditions of this Lease shall be deemed to constitute a waiver of any succeeding breach thereof, or waiver of any of the terms, covenants, agreements and conditions herein contained.

20.2 No employee of Landlord or of Landlord's agents shall have any authority to accept the keys of the Premises prior to the Termination Date and the delivery of keys to any employee of Landlord or Landlord's agents shall not operate as an acceptance of a termination of this lease or an acceptance of a surrender of the Premises except in accordance with any procedures stated in Article XVII.

20.3 The receipt by Landlord of the Basic Rent and Additional Rent with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly Basic Rent or a lesser amount of the Additional Rent then due shall be deemed to be other than on account of the earliest stipulated amount then due, nor shall any endorsement or statement on any check or any letter or other instrument accompanying any check or payment as Basic Rent or Additional Rent or pursue any other ready provided in this Lease.

20.4 The failure of Landlord to enforce any of the Rules or Regulations as may be set by Landlord from time to time against Tenant or against any other tenant in the Building shall not be deemed a waiver of any such rule or regulation.

                                   ARTICLE XXI

                           Landlord's Reserved Rights

21.1 (a) Landlord reserves the following rights: (i) If during or prior to the last sixty (60) days of the Term Tenant vacated the Premises, Landlord shall be permitted to decorate, remodel, repair, alter or otherwise prepare the Premises for occupancy, and (ii) to have pass keys to the Premises.

            (b) Landlord may enter upon the Premises and may exercise either of the preceding rights hereby reserved without being deemed to have caused an eviction or disturbance of Tenant's use and possession of the Premises and without being liable in any manner to Tenant.


                                  ARTICLE XXII

                              Landlord's Liability

 22.1 Landlord or its agents shall not be liable for any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water, rain, snow or leaks from any part of the building or from the pipes, appliances, plumbing, or the roof, street, subsurface or from any other place or by dampness or by any other cause of whatsoever nature; nothing contained herein shall apply to Landlord's wilful misconduct or negligence or that of Landlord's contractors, agents, servants, employees, licensees, or invitees.

                                  ARTICLE XXIII

                               Tenant's Liability

23.1 Tenant shall reimburse Landlord for all reasonable expenses, damages or fines, incurred or suffered by Landlord by reason of any breach, violation or non-performances by Tenant, its agents, servants, employees, invitees or licensees of any covenant or provisions of this Lease, or by reason of damage to persons or property caused by moving property of or for Tenant in or out of the Building, or by the installation or removal of furniture or other property of or for Tenant by reason of or arising out of the carelessness, negligence or improper conduct of Tenant, or its agents, servants, employees, invitees and licensees in the use or occupancy of the Premises. Any such expense shall be deemed Additional Rent, due in the next calendar monthly after it is incurred.

                                  ARTICLE XXIV

                               Tenant's Insurance

24.1 Notwithstanding the agreement in Article 22.1, Tenant covenants to provide on or before the Commencement Date for the benefit of Landlord and Tenant a comprehensive policy of liability insurance protecting Landlord and Tenant against any liability whatsoever occasioned by accident on or about the Premises or any appurtenances thereto. Such policy is to be written by insurance companies qualified to do business in the State of New Jersey which shall be rated grade A or better and with a rating therein of 12 or better and the limits of liability thereunder shall not be less than the amount of one million ($1,000,000.00) in respect of any one person, in respect of any one accident and in respect of property damage.

24.2 Prior to the time such insurance is first required by this Article XX to be carried by Tenant, and thereafter, at least thirty (30) days prior to the expiration of any such policy, Tenant agrees to deliver to Landlord either a duplicate original of the aforesaid policy or a certificate evidencing such insurance, provided said certificate contains an endorsement that such insurance may not be canceled except upon thirty (30) days' notice to Landlord, together with evidence of payment for the policy.


24.3 Upon failure at any time on the part of Tenant to procure delivery to Landlord the policy or certificate of insurance, as hereinabove provided, stamped "Premium Paid" by the issuing company at least thirty (30) days before the expiration of the prior insurance policy or certificate, if any, or to pay the premiums thereof, after 15 days' written notice to Tenant demanding same Landlord shall be at liberty, from time to time, as often as such failure shall occur, to procure such insurance and to pay the premium thereof, and any sums paid for insurance by Landlord shall be and become, and are hereby declared, to be Additional Rent hereunder due immediately for the collection of which Landlord shall have all the remedies provided for in this Lease or by law for the collection of rent. Payment by Landlord of such premium or the carrying by Landlord of any such policy shall not be deemed to waive or release the default of Tenant with respect thereto. Tenant's failure to provide and keep in force the aforementioned insurance shall be regarded as a Default hereunder entitling Landlord to exercise any or all of the remedies as provided in this Lease in the event of Default.

                                   ARTICLE XXV

                                Mechanic's Liens

25.1 Any mechanic's liens filed against the Real Property for work claimed to have been done for, or materials claimed to have been furnished to Tenant, shall be considered a substantial and material breach of this lease unless removed or bonded at Tenant's expense within forty-five (45) days after notice of filing is received by Tenant.

                                  ARTICLE XXVI

                                Quiet Enjoyment

26.1 Landlord covenants and agrees that, upon the performance by Tenant of all of the covenants, agreements and provisions hereof on Tenant's part to be kept and performed, Tenant shall have, hold and enjoy the Premises, subject and subordinate to the rights set forth in Article VIII, free from any interference whatsoever by, from or through the Landlord, provided, however, that no diminution or abatement of the Basic Rent, Additional Rent or other payment to Landlord shall be claimed by or allowed to Tenant for inconvenience or discomfort arising from the making of any repairs or improvements to the Premises or the Real Property, or for any space taken to comply with any law, ordinance or order of any Governmental Authority, except as provided for herein.

                                  ARTICLE XXVII

                                  Air and Light

27.1 This lease does not grant any rights or easements to air and light to Tenant.

                                 ARTICLE XXVIII

                               Landlord's Services

28.1 Landlord shall furnish to Tenant the electrical services set forth herein as a cost of .13 per sq. ft. per month, subject to any additional costs referred to below.

28.2 (a) Landlord shall furnish cleaning service to Tenant in accordance with Exhibit B attached hereto. Air heating, air cooling, ventilating, and electricity as well as cold water and hot water shall be furnished only between the hours of 8:00 a.m. and 9:p.m., Mondays through Fridays, from 8:00 a.m. to

6:00 p.m. on Saturdays and Sundays, Building Holidays excluded, and then only when weather conditions in the reasonable opinion of Landlord, require.

            (b) If Tenant shall request the use of air cooling (during the periods when such is available), ventilating, heat and/or electricity at any times other than the hours in this Lease provided for such service, Landlord shall furnish such to Tenant provided (i) that Tenant pays to Landlord, as additional rent, a special overtime charge thereof which shall be agreed upon between the Landlord and Tenant; (ii) that Tenant's request shall be received by Landlord by 12 noon of the day on which after-hours service is required (and by 12 noon of the day preceding any requested before hours service).

28.3 (a) Throughout the Term, Landlord agrees to distribute electrical energy to the Premises (not exceeding the present electrical capacity at the Premises and the Buildings upon the following terms and conditions: (i) Landlord shall not be liable in any way to Tenant for any loss, damage or defect or change in the quantity or charger of electricity furnished to the Premises or due to any cessation, diminution or interruption of the supply thereof; (ii) Tenant shall be responsible for replacing all light bulbs, fluorescent lamps, non-Building standard lamps and bulbs, and all ballasts used by Tenant in the Premises, except that the Landlord shall supply the above at the beginning of this lease.

            (b) Tenant covenants that its use of electricity in the Premises shall be limited to and for the operation of (1) the building standard lighting, and (2) electric typewriters, calculators, copying machines and other small office machines, AV equipment, computers, 18 Cubic Foot Refrigerator, and small kitchen items.

            (c) Subject to the provisions of Exhibit C attached hereto, Tenant shall make no alteration to the existing electrical equipment or connect any fixtures, appliances or equipment in addition to the equipment permitted in
Article 28.3 (b) above without the prior written consent of Landlord in each instance. Should Landlord grant such consent, all additional risers or other equipment required thereof shall be provided by Landlord and the reasonable cost hereof shall be paid by Tenant promptly upon Landlord's demand. As a condition to granting such consent, Landlord shall require an increase in the Additional Rent by an amount which will reflect the cost of the additional equipment and service to be furnished by Landlord. If Landlord and Tenant agree to such increase, the Additional Rent increase shall be determined by an independent electrical engineer, to be selected by Landlord and whose services shall be paid for by Tenant. All consents and permits are a condition of this Lease.

            (d) Landlord shall not be liable in the event of any interruption in the supply of electricity not due to the act or omission of Landlord, Landlord's agents, employees, contractors, invitees, servants or licensees, and Tenant agrees that such supply may be interrupted for inspection, repairs, replacement and in emergencies.

28.4 The failure of Landlord to furnish any service hereunder shall not be construed as a constructive eviction of Tenant and shall not excuse Tenant from failing to perform any of its obligations hereunder and shall not give Tenant any claim against Landlord for damages for failure to furnish such service.

                                  ARTICLE XXIX

                             Personal Property Taxes

29.1 Tenant agrees to pay all taxes imposed on the personal property of Tenant, the conduct of its business and its use and occupancy of the Premises.

                                   ARTICLE XXX

                                Security Deposit

30.1 Subject to the provisions of Paragraph 38.15, simultaneously with the execution hereof, Tenant has deposited with Landlord the sum of $1,568.66.

                                  ARTICLE XXXI

                             Use of Security Deposit

31.1 In the event of a Default by Tenant, beyond any applicable grace or cure period, in respect of any of the terms, covenants or conditions of this Lease, Landlord may use, apply or retain the whole or any part of the Security Deposit to the extent required for the payment of any Basic Rent, Additional Rent or any other sum as to which Tenant is in Default or for any sum which Landlord may reasonably expend or may be reasonably required to expend by reason of Tenant's Default in respect of any of the terms, covenants or conditions of this Lease, including but not limited to, any damages or deficiency accrued before or after summary proceedings or other re-entry by Landlord. In the event that Tenant shall fully and faithfully comply with all of the terms, covenants and conditions of this Lease, the Security Deposit shall be returned to Tenant within fifteen (15) days after the Termination Date and after delivery of possession of the entire Premises to Landlord.


31.2 In the event of a sale of the Real Property or a leasing thereof, Landlord shall have the right to transfer the Security Deposit to the vendee or Lessee, as the case may be, and Landlord shall thereupon be released by Tenant from all liability for the return of such Security Deposit; and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the Security Deposit to a new landlord. Tenant further covenants that it will not assign or encumber or attempt to assign or encumber the Security Deposit and that neither the Landlord nor its successors and assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

                                  ARTICLE XXXII

                             Definition of Landlord

32.1 The term "Landlord" as used in this Lease means only the owner for the time being of the Real Property and/or Building or the owner of a lease of the Real Property. In the event of any transfer of title to or lease of the Real Property, the Landlord shall be and hereby is entirely freed and relieved of all covenants and obligations of Landlord hereunder and this Lease shall be deemed and construed as a covenant running with the land without further agreement between the parties or their successors in interest.

32.2 Landlord shall be under no personal liability with respect to any of the provisions of this Lease, and if Landlord is in breach of default with respect to its obligations or otherwise, Tenant shall look solely to the equity of Landlord in the Real Property for the satisfaction of Tenant's remedies. It is expressly understood and agreed that Landlord's liability under the terms, covenants, conditions, and obligations of this Lease shall in no event exceed the loss of its equity in the Real Property. Upon execution of this lease, Landlord will deliver to Tenant an Insurance Certificate describing Landlord's Business and Liability Insurance in respect to the Real Property.

                                 ARTICLE XXXIII

                                    Notices

     33.1 Notices by either party to the other shall be in writing, postage paid, deposited in a U.S. mail box in the Continental United States and addressed to Landlord or Tenant at their respective addresses hereinabove set forth, or to such other address as either party shall hereafter designate by notice as aforesaid. All notices shall be by certified mail, return receipt requested. Notices shall be deemed to be given three (3) business days after mailing. The attorneys for the respective parties may give notice hereunder.


                                  ARTICLE XXXIV

                                      Signs

  34.1 No sign, advertisement or notice shall be affixed to or placed upon any part of the Premises by the Tenant, except in such manner and of such size, design and color as shall be approved in advance in writing by Landlord (which approval may not be unreasonably withheld or delayed).

                                  ARTICLE XXXV

                         Notice of Defects and Accidents

35.1 Tenant shall give Landlord immediate notice in case of accident on the Premises or involving Tenant, its servants, agents, employees, invitees or licensees in the Building or of any defects in the Building.

                                  ARTICLE XXXVI

                              Rules and Regulations

36.1 Tenant, on behalf of itself and its employees, agents, servants, invitees and licensees, agrees to comply with the Rules and Regulations with respect to the Real Property. Landlord shall have the right to make reasonable amendments thereto from time to time for the safety, care and cleanliness of the Real Property and Building, the preservation of good order therein and the general convenience of all the tenants and Tenant agrees to comply with such amended Rules and Regulations, after twenty (20) days' written notice thereof from Landlord. All such amendments shall apply to all tenants in the building, and will not materially interfere with the use and enjoyment of the Premises or the parking lot by Tenant.

                                 ARTICLE XXXVII

                                    Directory

37.1 Landlord shall furnish and service in the lobby of the Building as well as the entrance to the property a directory. Tenant shall be entitled to one listing on such directory. Tenant, at its expense, may request from Landlord and pay for such reasonable number of names that Tenant may from time to time request to be listed in such directory, provided, in Landlord's sole discretion, there is sufficient space on such directory to accommodate additional listings.


                                 ARTICLE XXXVIII

                                  Miscellaneous

38.1 Entire Agreement. This Lease contains the entire agreement between the parties, and any attempt hereafter made to change, modify, discharge or effect an abandonment of it in whole or in part shall be void and ineffective unless in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.

38.2 Jury Trial Waiver. Landlord and Tenant do hereby waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matter whatsoever, arising out of or in connection with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Premises, and/or any claim, injury or damage, or any emergency or statutory remedy.

38.3 Force Majeure. If, by reason of strike, labor troubles or other causes beyond Landlord's control, including, but not limited to, governmental preemption in connection with a national emergency or any rule, order or regulation of any Governmental Authority, or conditions of supply and demand which are affected by war or other emergency, Landlord shall be unable to fulfill its obligations under this Lease or shall be unable to supply any service which Landlord is obligated to supply, this Lease and Tenant's obligation to pay Basic Rent and Additional Rent hereunder shall in no way be affected, impaired or excused.


38.4 Broker. Landlord and Tenant mutually represent that they have not dealt with any real estate broker in connection with this Lease other than WNY Management Corp. Landlord shall pay commission per separate agreement. Landlord and Tenant indemnify and hold the other harmless from any and all claims, liabilities, costs or damages the other may incur as a result of a breach of this representation arising from the indemnitor's acts. The provisions of this paragraph shall survive the expiration of this Lease.


38.5 Separability. If any term or provision of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those to which it is held invalid or unenforceable, shall not be affected thereby and all other terms and provisions of this Lease shall be valid and enforced to the fullest extent permitted by law.

38.6 Interpretation. (a) Whenever in this lease any words of obligation or duty are used, such words or expressions shall have the same force and effect as though made in the form of covenants.

            (b) Words of any gender used in this Lease shall be held to include any other gender, and words in the singular number shall be held to include the plural, when the sense requires.

            (c) All pronouns and any variations thereof shall be deemed to refer to the neuter, masculine, feminine, singular number shall be held to include the plural as the identity of the parties requires.

            (d) This Lease shall be strictly construed neither against Landlord nor Tenant. No remedy or election given by any provision in this Lease shall be deemed exclusive unless so indicated, but each shall, wherever possible, be cumulative with all other remedies in law or equity as otherwise specifically provided. Each provision hereof shall be deemed both a covenant and a condition and shall run with the land.

            (e) If, and to the extent that, any of the provisions of any rider to this Lease conflict or are otherwise consistent with any of the preceding provisions of this Lease, or of the Rules and Regulations appended to this Lease, whether or not such inconsistency is expressly noted in the rider, the provisions of the rider shall prevail, and in case of inconsistency with said Rules and Regulations, shall be deemed a waiver of such Rules and Regulations with respect to Tenant to the extent of such inconsistency.

            (f) Tenant agrees that all of Tenant's covenants and agreements herein contained providing for the payment of money and Tenant's covenant to remove mechanics' liens shall be deemed conditions as well as covenants, and that if default be made in any such covenants, Landlord shall have all of the rights provided for herein.

            (g) The parties mutually agree that the headings and captions contained in this Lease are inserted for convenience of reference only, and are not to be deemed part of or to be used in construing this Lease.

            (h) The covenants and agreements herein contained shall be subject to the provisions of this Lease, bind and inure to the benefit of Landlord, its successors and assigns, the Tenant, its successors and assigns except as otherwise provided herein.

            (i) This Lease has been executed and delivered in the State of New

Jersey and shall be construed in accordance with the laws of the State of New Jersey and Landlord and Tenant acknowledge that all of the applicable statutes of the State of New Jersey are superimposed on the rights, duties and obligations of Landlord and Tenant hereunder and this Lease shall not otherwise provide that which said statutes prohibit.

            (j) Landlord has made no representations or promises with respect to the Premises or the Real Property, except as expressly contained herein. Tenant has inspected the Premises and agrees to take the same in an "as is" condition, except as otherwise expressly set forth. Landlord shall have no obligation, except as herein set forth, to do any work in and to the Premises to render them ready for occupancy and use by Tenant.


            (k) Time is of the essence with respect to all dates, notices and time periods.

38.7 No Recordation.  Tenant shall not record this Lease or a memorandum hereof.


38.8 Late Charges. If Tenant shall fail to pay within ten (10) days of any due date any rent or additional rent payments due hereunder, such unpaid amounts shall bear interest from the due date thereof to the date of payment at the rate of 5% of the amount due.

38.9 Approval of Lender. The Tenant agrees to sign a recordable assignment of this Lease to any future mortgagee of Landlord. The Tenant agrees, upon request, to furnish said mortgagee within ten (10) days' written request that:

               a.   The Lease is in full force and effect.

               b.   The possession of premises is accepted by Tenant.

               c.   Confirm the commencement of the lease term.

               d. It is in occupancy and paying rent on a current basis, with no rental offsets or claims.

38.10 Parking. The Landlord covenants and agrees with Tenant that it shall have the right to use 6 parking spaces for the Demised Premises and the access driveways in common with other tenants of the Property for use by Tenant and Tenant's employees, servants or invitees.


38.11 Preparation of Office. Tenant agrees to take space in its "as is" condition except that the Landlord agrees to perform the following work prior to the Tenant's occupancy:

               1. Construction of approximately 57 feet of partition wall creating 3 new offices.

               2. Installation of 5 doors (hollow core) 2 with glass 20" x 24" and leverset handles.

               3. Installation of 2 electrical receptacles and 2 additional fluorescent lights.

               4.   Replace ceiling tiles as needed.

               5.   Two HVAC supplies and two returns moved to new locations.

               6.   Relocate one thermostat and one power pole.

               7.   Strip wallpaper and paint entire suite.

               8. Replace approximately 15' X 24' of carpet in reception area with new carpet.

38.12 Tenant's Proportionate Share. Tenant's proportionate share is 6.8%.

38.13 Relocation. From time to time or at any time after the first year of the term, on not less than ninety (90) days' notice to Tenant, Landlord shall have the right to move the Tenant out of the Demised Premises and into similar space within the Building of at least equal rentable area. In such event, Landlord shall remove, relocate and reinstall Tenant at Landlord's sole cost and expense without interruption to Tenant's business. Landlord shall pay a reasonable fee in the event that new phones, letterhead, etc. are required by Tenant. For the balance of the Term, this Lease shall continue in full force and effect and shall apply to the new space as though this Lease had originally been for such new space.

38.14 Full Execution. This Lease shall not be binding until fully executed by Landlord and Tenant.

                                  ARTICLE XXXIX

                                   Definitions

39.1 Building Holidays. Building Holidays shall mean all holidays including, but not limited to: Washington's Birthday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and the day after, Christmas Day and New Year's Day as each of said holidays are celebrated in the State of New Jersey.

39.2 Excusable Delay. Excusable delay shall mean a delay caused by strike, lockout, act of God, inability to obtain labor or materials, governmental restrictions, enemy actions, civil commotion, fire, unawardable casualty or any other cause similar or dissimilar beyond the reasonable control of either Landlord or Tenant or due to the passing of time while waiting for an adjustment of insurance proceeds.

39.3 Rental Area of the Premises. Rental area of the Premises shall mean the sum of (i) the total number of square feet contained in the area shown on Exhibit A computed by measuring from the outside finish of the exterior of the Building wall(s) to the offside of the corridor walls or permanent partitions in the Premises from adjoining areas in the Building; and, (ii) Tenant's proportionate share of the area of the Building used for public corridors, public toilets, air conditioning rooms, fan rooms, janitor's closets, electrical closets, telephone closets and overhead shafts.

39.4 Structural Repairs. Structural repairs shall mean repairs to the roof, foundation and permanent exterior walls and support columns of the building.

                                  ARTICLE XXXX

                            American Disabilities Act

40.1 Americans with Disabilities Act. Notwithstanding anything contained in this Lease to the contrary, Landlord represents that it is currently making good faith efforts to bring the common areas of the building in which the Demised Premises is located into compliance with the requirements of Title III of the ADA. Tenant represents and covenants that it shall conduct its occupancy and use of the Premises in accordance with ADA (including but not limited to, modifying it policies, practices, and procedures, and providing auxiliary aids and services to disable persons). If the Lease provides that the Tenant is to complete certain alterations and improvements to the Premises in conjunction with Tenant taking occupancy of the Premises, Tenant agrees that all such work shall comply with the ADA. Furthermore, Tenant covenants and agrees that any and all future alterations or improvements made by Tenant to the Premises shall comply with the ADA.

            IN WITNESS WHEREOF, the parties hereto have executed this Lease the day of November, 1995.

WITNESS:                LANDLORD:  East Brunswick Woods Associates, Inc.
                        By:  Empire National Corporation, General Partner


                        By:  /s/ Edward M. Gilbert
                             ------------------------------
                        Title: President


WITNESS:                TENANT:


                        By:  /s/ Dr. Steven R. Fox, D.D.S.
                             ------------------------------
                        Title:  Pres. Enamelon Inc.

                        CORPORATE TENANT ACKNOWLEDGEMENT

STATE OF        :

                : SS.

COUNTY OF       :


            On this day of , 19 , before me personally came , to me known, who, being by me duly sworn, did depose and say that he resides in , City of , State of , that he is the of , the corporation described in and which executed the foregoing lease, as Tenant; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation, and that he/she signed his/her name thereto by like order.


                                                                   Notary Public


                       PARTNERSHIP TENANT ACKNOWLEDGEMENT


STATE OF             :

                     : SS.

COUNTY OF            :


            On this      day of             , 19  , before me personally came
                                                , to me known and in and who
executed this foregoing Lease, as Tenant, and to me acknowledged that each is a partner in the firm of and that they each executed the same individually and as co-partners in said firm.


                                                                   Notary Public

STATE OF                :

                        : SS.

COUNTY OF               :

            On this day of , 19 , before me personally came , to me known, and known to me to be the individual described in and who executed the foregoing Lease, as Tenant, and he duly acknowledged to me that he executed the same.

                                                                   Notary Public

                        LANDLORD TENANT ACKNOWLEDGEMENT


STATE OF NEW MEXICO      :

                         : SS.

COUNTY OF SANTA FE       :

            On this 4th day of December, 1995, before me personally came Edward
M. Gilbert, to me known, who, being by me duly sworn, did depose and say that he is the President of Empire National Corporation, the corporation described in and which of said corporation; that the seal affixed to said instrument is of Directors of said corporation, and that he/she signed his/her name thereto by like order.
                                                        /s/ Maureen McGuire
                                                        ------------------------
                                                             Notary Public

My commission expires: 8-1-99

                                    EXHIBIT A

                               [First Floor Plan]

                                    EXHIBIT B

                                CLEANING SCHEDULE

I.  GENERAL CLEANING

    Nightly:

    1. All the nightly cleaning services as listed herein are to be performed (5) nights each week, Monday through Friday, except on legal holidays.

    2. Cartons of refuse in excess of that which can be placed in wastebaskets will not be removed. Tenants are required to make arrangements with the building manager for the disposal of such unusual refuse, for which tenant may incur reasonable additional charges.

    3. Sweep and dust mop all uncarpeted floors. Vacuum all rugs and carpeted areas.

    4.   Damp clean all glass desk tops.

    5. Hand dust all office furniture, paneling and window sills.

    6.   Empty and wash clean all ashtrays and receptacles.

    7. Wash clean all water fountains and coolers, emptying all wastes.

    8.   Keep cigarette urns clean.

    9.   Dust and wipe all sand urns.

    10. Hand dust all moldings, chair rails, baseboards and trim as necessary.

    11.  Spot clean all partitions and doors.

    12.  Damp dust all telephone equipment whenever necessary.

    13.  Remove all hand marks from around light switches

    14. On completion of work all slop sinks, locker areas, etc.

    15. All lights shall be extinguished, all windows closed, and all doors shall be locked after cleaning is completed.

II.    MAIN LOBBY, ELEVATORS AND CORRIDORS

       1. Vacuum entrance and corridors nightly; spot for stains as necessary.

       2.          Vacuum elevator floor nightly.

       3. Elevator cab to be wiped clean daily and polished as necessary.

III.   CORE LAVATORIES

       Nightly:

       1. Mop, rinse and dry floors, polish mirrors, wash shelves, clean enameled surfaces, wash basins, urinals, and bowls, using scouring powder to remove stains, making certain to clean under sides of rim on urinals and bowls.

       2. Wash both sides of all toilet seats with soap and water.

       3. Damp rinse and wash with disinfectant tile walls near urinals.


       4. Fill toilet tissue dispensers in appropriate washrooms. Tissue to be furnished by owner.


       5. Wastepaper cans and receptacles are to be emptied and thoroughly cleaned.

       6. Install paper hand towels and liquid hand soap in core lavatories. Hand towels and liquid soap to be supplied by owner.

 IV.   DAY CUSTODIAN WILL (when applicable):

       1.   Clean and sanitize lavatories as necessary.

       2. Empty and clean paper towel and sanitary disposal receptacles, refill same as necessary.

       3. Keep public areas in neat and orderly condition at all times.

       4. Custodian will be available for special tasks and will fix minor problems that arise in the building, such as cleaning up spillage, changing light tubes, etc.

       5.   Wash lobby entrance door windows in and out.

       6. Keep parking lot area free of papers and general debris.


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


V.  CORE LAVATORIES

     Monthly:

     1. Wash all partitions, tile walls, and enamel surfaces.

     2. Wash down walls in washrooms and stalls from trim to floor.

     3. Dust all lighting fixtures.

VI. GLASS CLEANING

     1. All windows in premises shall be cleaned inside and out two (2) times per year.

 VII. QUARTERLY SERVICES

     1. Dust all pictures, frames, charts, graphs and similar wall hangings.

     2. Dust exterior of light fixture diffuses.

                         RULES AND REGULATIONS ATTACHED

                    TO AND MADE A PART OF THE FOREGOING LEASE

ONE - The sidewalks, entrances, passages, courts, elevators, vestibules, stairways, corridors and public parts of the Building shall not be obstructed or encumbered by Tenants or used by Tenant for any purpose other than ingress and egress to and from the Premises.

TWO - No awnings, air conditioning units or other projections shall be attached to the outside walls or window sills of the Building or otherwise project from the Building without the prior written consent of the Landlord.

THREE - The Tenants shall not erect, make or maintain on or attach or affix to any part of the Premises of the Building including the windows and doors of said Building, any sign, picture, or other representation or advertisement or notice of any kind, without the express written consent of the Landlord obtained in advance. Tenant shall have the right to apply on the main entrance door to the Premises lettering of approved type, size and style, as well as company logo where applicable. Landlord shall place Tenant's name on directory in the lobby of the Building. Tenant shall not have the right to have additional names placed on the directory without Landlord's prior written consent.

FOUR - The Tenant shall not install window covering such as venetian blinds, drapes or the like, without the approval of Landlord, which shall not be unreasonably withheld or delayed. The windows in the Premises shall not be covered or obstructed by Tenant, nor shall articles be placed on the window sills or in the halls or in any other part of the Building, nor shall nay article be thrown out of the doors or windows of the Premises.


FIVE - Tenant shall not lay linoleum or other similar floor covering so that the same shall come in direct contact with the floor of the Premises, and if linoleum or other similar floor covering is desired to be used, an interlining of builder's deadening felt shall be first fixed to the floor by a paste or other material that may be easily removed with water, the use of cement or other similar adhesive material being expressly prohibited.


SIX - Tenant shall not make, or permit to be made, any unseemly or disturbing noises nor interfere with other tenants or those having business with them.

SEVEN - No additional locks or bolts of any kind shall be placed upon any of the doors or windows by Tenant, and Tenant shall upon the termination of this tenancy, deliver to Landlord all keys to any space within the Building, either furnished to, or otherwise procured by, Tenant, and in the event of the loss of any keys so furnished, Tenant shall pay Landlord the cost thereof.

EIGHT - The carrying in or out of freight or bulky matter of any description must take place during such hours as Landlord may from time to time reasonably determine. The installation and moving of such freight or bulky matter shall be made upon previous notice to the Landlord, and the persons employed by Tenant for such work must be reasonably acceptable to Landlord. Notwithstanding the above, Tenant shall be permitted to bring in cartons on a handtruck with notice to Landlord.


NINE - Landlord reserves the right to prescribe the weight and positions of all safes and other heavy equipment so as to distribute properly the weight thereof and to prevent any unsafe condition from arising. Business machines and other equipment shall be placed and maintained by Tenant at Tenant's expense in settings sufficient in Landlord's reasonable judgment to absorb and prevent unreasonable vibration, noise and annoyance.


TEN - Tenant shall not clean or permit the cleaning of any window in the Premises from the outside.

ELEVEN - Tenant shall not keep in the Building any explosives, cleaning fluid or any inflammable material. Tenant shall not bring or place any bed or bedding in the Premises and shall not use the Premises as a lodging place. Tenant shall not keep any animal, reptile or bird on or about the Premises.

TWELVE - No article shall be fastened to or holes drilled or nails or screws driven into the walls or partitions, nor shall the walls or partitions be painted, papered or otherwise covered or in any way marked or broken, without the written consent of the Landlord which shall not be unreasonably withheld or delayed, and no work shall be done upon the Premises by any persons except those employed by the Landlord.

THIRTEEN - Landlord shall not be responsible to Tenant for the non-observance or violation of any of these Rules and Regulations by other Tenants.

FOURTEEN - The moving in or out of furniture and furnishings for initial occupancy or removal of same upon surrender of premises shall be limited to week nights after 6:00 p.m. or weekends between the hours of 9:00 a.m. and 6:00 p.m. or as Landlord may reasonably determine. Tenant must notify Landlord of proposed moving schedule at least two weeks in advance and Tenant shall be responsible for payment of any overtime reasonably necessary for Landlord's personnel, excluding the initial move-in.

                                    EXHIBIT C

            Notwithstanding anything to the contrary contained in either the printed portion of the Lease or the Rules and Regulations attached thereto, the parties agree that Tenant may, without the need to obtain any further consent from Landlord, make the following alterations and additions to the Premises in accordance with the plans and specifications set forth on the attached drawing prepared by Izzy's Kitchen Showcase:

            1. Installation of floor and wall cabinets, work benches, two sinks, a dishwasher and a 16-18 cubic foot high efficiency refrigerator in the room located at the rear corner of the Premises. All necessary plumbing for the installation of the two sinks and dishwasher already exists in the Premises.

            2. Certain of the work benches referred to in 1 above will be placed over floor cabinets to form a center island. This center island will require 120 volt AC electric power in order to operate low amperage equipment located thereon and therein.

            3. In order to supply the requisite electric power to the center island, Tenant will be permitted to reroute the electrical wiring coming into said room from the existing riser or, at Tenant's option, to run a new 120 volt AC electric line into the said room from the circuit box located within the Premises.

            4. Tenant will be responsible for and will pay the entire costs of Tenant's aforesaid cabinets, benches, sinks and appliances, as well as the cost of installation thereof and the cost of Tenant's electrical installation/rerouting and plumbing hookups.

            5. All of the aforesaid installations and electrical and plumbing work will be performed by duly licensed personnel (who may be persons other than those employed by Landlord) in accordance with all applicable laws, rules, regulations and codes of governmental authorities having jurisdiction of the Premises.

            6. All of the foregoing installations are and shall remain the property of Tenant, and shall not become or be deemed to have become Landlord's property unless abandoned or deemed abandoned by Tenant pursuant to the Lease. Upon the expiration of the Lease term or the earlier termination of the Lease, Tenant will remove the same and restore the Premises to their condition immediately prior to the installation, reasonable wear and tear and fire or other casualty excluded, all at Tenant's cost and expense.